Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665
Joe Longo
609-720-4545

Tyco International Announces Plan to Separate Into Three Independent, Publicly Traded Companies

All Three Businesses are Leaders in Their Respective Markets

Businesses are Well-Positioned for Growth and Value Creation

SCHAFFHAUSEN, Switzerland — September 19, 2011 — Tyco International Ltd. (NYSE: TYC) announced today that its Board of Directors has unanimously approved a plan to separate the company into three independent, publicly traded companies.

The three companies created through the separation will consist of:

•                  the ADT North America residential security business, North America’s leading provider of security for homes and small businesses;

•                  the world’s leading provider of flow control products and services; and

•                  the world’s leading commercial fire and security business.

“Over the last four years, we have strengthened our competitive position in our core security, fire and flow control businesses by driving organic growth, investing in R&D and technology, increasing efficiency and productivity and making strategic acquisitions,” said Tyco Chairman and Chief Executive Officer Ed Breen. “Today, each business is in a strong financial position and has exceptional brands, highly skilled employees and talented, experienced leadership.”

“In carefully evaluating the opportunities for these businesses and for Tyco as a whole, the Tyco Board of Directors concluded that creating three independent, public companies is the next logical step for Tyco,” said Breen. “All three companies will have industry-leading positions in large and fragmented industries and enhanced capabilities to serve their distinct customers. Importantly, the new standalone companies will have greater flexibility to pursue their own focused strategies for growth — both organic and through acquisitions — than they would under Tyco’s current corporate structure. This will allow all three companies to create significant value for shareholders.”

The company intends to accomplish the separation by issuing tax-free stock dividends of the ADT and flow control businesses to Tyco shareholders, after which Tyco shareholders will own 100% of the equity in each of the three publicly traded companies. Tyco expects to complete the transaction in approximately 12 months, subject to certain conditions including the approval of Tyco shareholders.

Upon completion of the transaction, it is contemplated that Breen will become non-executive chairman of the commercial fire and security company, a director of the flow control company, and a consultant to the ADT North America residential company. In addition, current Tyco directors are expected to serve on the boards of each of the three companies, including the roles of non-executive chairman of the flow control company and the ADT North America residential company.

“We will have strong leadership teams at the board and management levels of all three companies, enabling each business to take full advantage of the attractive growth opportunities that lie ahead,” said Breen.

Creating Three Industry-Leading Companies with Strong Growth Potential

ADT North America Residential

The standalone ADT North America residential business will be the leading provider of security and fire alarm systems in North America, serving more than 6 million residential homes and small businesses.  ADT designs, sells, installs, monitors and maintains these systems, and provides video, health, and interactive services to the home. The business will have annualized revenue of approximately $3 billion and approximately 16,000 employees. Naren Gursahaney, the current president of Tyco’s security solutions segment, will become the new company’s chief executive officer.

Flow Control

As a standalone company, the existing flow control segment will be the leading global manufacturer of flow control products. The company designs, sells and services highly engineered valves and controls for the energy markets, general process industries, mining and water markets. The company’s activities also include the design, installation and service of heat management systems for the energy and general process industries, as well as water transmission pipelines and other water/wastewater products. The business will have annualized revenue of approximately $4 billion and approximately 15,000 employees. Patrick Decker, the current president of Tyco’s flow control segment, will become the new company’s chief executive officer.

Commercial Fire and Security

Tyco’s remaining commercial security business will be combined with the current fire protection segment to form a standalone commercial fire and security company. This company will be a global leader in the design, manufacture, sale, installation and service of security, fire detection and fire suppression systems. The company’s commercial security portfolio consists of video and access control products and services for commercial, industrial and governmental customers, as well as anti-theft/electronic article surveillance systems and associated services for retailers. The combined business will have annualized revenue of approximately $10 billion and approximately 69,000 employees. George Oliver, the current president of Tyco’s fire protection segment, will become the company’s chief executive officer.

Breen said the three companies will provide exciting opportunities for Tyco’s employees.

“I want to thank our outstanding employees for the extraordinary work they have done to get us to this point,” he said. “I’m confident that their talent and hard work will allow each of our three standalone businesses to reach its full potential.”

Transaction Details

It is anticipated that all three companies will be capitalized to provide the financial flexibility to take advantage of future growth opportunities. They are expected to have strong balance sheets and investment grade credit ratings. Any existing or potential liabilities that are not associated with a particular entity will be allocated appropriately to each of the businesses.

The three entities together are initially expected to pay a dividend that is approximately equal in sum to the current Tyco dividend. Until the planned transactions are completed, Tyco expects to continue to pay its quarterly dividend.

One-time transaction costs are expected to total approximately $700 million — largely for debt refinancing, separation and restructuring costs. It is expected that these costs will be partially offset by lower future interest expense and other operational benefits. Under the proposed transaction structure, the ADT North America residential business is expected to be incorporated in the United States, while the flow control business will be incorporated outside the U.S. The commercial fire and security business will remain incorporated in Switzerland.

Consummation of the proposed separation is subject to conditions including final approval by the Tyco Board of Directors, receipt of a tax opinion from counsel, the filing and effectiveness of registration statements with the U.S. Securities and Exchange Commission, and approval by Tyco shareholders. The separation is also subject to the completion of any necessary refinancings. There can be no assurances regarding the ultimate timing of the transaction or that the transaction will be completed.

Company to Report Fourth Quarter Results on Nov. 16, 2011

Tyco will report its fourth quarter results on November 16, 2011 and the company continues to see positive trends including order activity across its security, fire protection and flow control segments.

CONFERENCE CALL AND WEBCAST

Management will discuss this announcement on a conference call and webcast today beginning at 10:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (800) 857-9797. The telephone dial-in number for participants outside the U.S. is (517) 308-9262. The passcode for the call is “Tyco”.

•                  An audio replay of the conference call will be available at 12 noon ET on Sept. 19, 2011 and ending at 11:59 p.m. ET on Sept. 26, 2011. The dial-in number for participants in the U.S. is (866) 501-2962. For participants outside the U.S. the replay dial-in number is (203) 369-1830. The passcode for the replay is 2531.

OTHER IMPORTANT INFORMATION

In connection with the proposed spin-off transactions, a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”).   Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions.  Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements.  Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, our intent to create three independent companies as a result of the proposed spin-offs, revenue and growth expectations for the three independent companies following the spin-offs, the expectation that the spin-offs will be tax-free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the spin-offs, the intent for the three independent companies to remain investment grade following the spin-offs, and the timing of the transactions.  The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed spin-offs; adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed spin-offs; failure to realize the expected benefits of the proposed spin-offs; negative effects of announcement or consummation of the proposed spin-offs on the market price of the company’s common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies in connection with the proposed spin-offs; unanticipated expenses such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes; changes in capital market conditions that may affect proposed debt refinancing; the impact of the proposed spin-offs on the company’s employees, customers and suppliers; future opportunities that the company’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the spin-offs. Actual results could differ materially.   For further information regarding risks and uncertainties associated with our businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Tyco’s Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540 or at Tyco’s Investor Relations website at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings”.  We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2010 revenue of $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

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